UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2021
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OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

(267) 364-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPTN	Nasdaq Global Select Market

Item 1.01. Entry into a Material Definitive Agreement.

On November 16, 2021, OptiNose, Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to that certain Note Purchase Agreement, dated September 12, 2019, among the Company and its subsidiaries, OptiNose US, Inc., OptiNose UK Limited and OptiNose AS, BioPharma Credit PLC, as collateral agent, and the purchasers party thereto from time to time (the “Purchasers”), as previously amended pursuant to that certain letter agreement dated August 13, 2020 and that certain first amendment to Note Purchase Agreement dated March 2, 2021 (as amended, the “Note Purchase Agreement”). As of the filing of this report, $130.0 million of senior secured notes (the “Pharmakon Senior Secured Notes”) have been issued under the Note Purchase Agreement. The Company is not eligible to issue any additional senior secured notes under the Note Purchase Agreement. Amounts outstanding under the Note Purchase Agreement bear interest at a fixed rate of 10.75% per annum and are scheduled to mature on September 12, 2024 (the “Maturity Date”). As of September 30, 2021, the outstanding principal and accrued interest under the Note Purchase Agreement was $161.4 million.

Pursuant to the Second Amendment, effective upon the closing of an equity financing with net proceeds to the Company of at least $30.0 million (a “Qualified Financing”), the financial covenants to achieve minimum trailing twelve-month consolidated XHANCE net product sales and royalties under the Note Purchase Agreement will be reduced as follows (amounts in millions):

Trailing Twelve-Months Ending	Requirement under Note Purchase Agreement Prior to Second Amendment	Requirement under the Note Purchase Agreement After Second Amendment
December 31, 2021	$80.00	$68.00
March 31, 2022	90.00	70.00
June 30, 2022	98.75	75.00
September 30, 2022	102.50	80.00
December 31, 2022	106.25	90.00
March 31, 2023	110.00	98.75
June 30, 2023	113.75	102.50
September 30, 2023	117.50	106.25
December 31, 2023	121.25	110.00
March 31, 2024	n/a	113.75
June 30, 2024	n/a	117.50

Also effective upon the closing of a Qualified Financing, the Second Amendment provides for:

•an extension in the interest-only period of amounts due under the Note Purchase Agreement from December 2022 to September 2023 in which case principal repayments would commence starting on September 15 2023 and the Company would only make five equal quarterly installments of principal and interest through to the Maturity Date; provided, that in the event that certain specified minimum trailing four-quarter consolidated XHANCE net sales and royalties thresholds have been achieved as of a date on which the Company would otherwise be required to make a payment of principal, the Company may, at its election, postpone any such principal payment until the Maturity Date (for clarity, the minimum trailing four-quarterly consolidated XHANCE net sales and royalties thresholds triggering the ability to postpone principal repayments are different than the thresholds noted above and are set forth in the Note Purchase Agreement);

•a resetting of the “make-whole” provision of the Note Purchase Agreement in respect of any principal prepayments (whether mandatory or voluntary) made prior to the date that is 30 months following the closing of the Qualified Financing, in an amount equal to the interest that would have accrued through such 30-month period in respect of the Pharmakon Senior Secured Notes, but for such principal prepayment, subject to a cap on such “make-whole” amount equal to the sum of all interest that would have accrued on the principal amount of the Pharmakon Senior Secured Notes prepaid from the date of prepayment through and including the date that is 15 months following such date of prepayment but for such principal prepayment;

•the cancellation of the warrants previously issued to the Purchasers on September 12, 2019 to purchase an aggregate of 810,357 shares of the Company’s common stock at an exercise price of $6.72 per share (the “Existing Warrants”), which warrants would have expired on September 12, 2022; and

•the issuance of new warrants (the “New Warrants”) to purchase an aggregate of 2,500,000 shares of the Company’s common stock (the “New Warrant Shares”), which New Warrants will have an exercise price equal to the public offering price per share in the Qualified Financing may be exercised on a cashless basis and will expire three years from the closing date. Each holder of a New Warrant will be able to exercise its New Warrant on a cashless basis.

For more information about the Note Purchase Agreement, please see the Company’s current reports on Form 8-K filed by the Company with the SEC on September 12, 2019, February 18, 2020, August 18, 2020 and February 25, 2021, as well as the information contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 15, 2021.

The foregoing summary of the Second Amendment and New Warrants is qualified in its entirety by reference to the Second Amendment and form of New Warrants attached hereto as Exhibits 10.1 and 4.1, respectively, and which are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

The disclosure in Item 1.01 of this report regarding the termination of the Existing Warrants is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
4.1	Form of New Warrant
10.1
Second Amendment to the Note Purchase Agreement, dated November 16, 2021, among OptiNose US, Inc., OptiNose, Inc., OptiNose UK Limited and OptiNose AS, BioPharma Credit PLC, as collateral agent and the purchasers from time to time party thereto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OptiNose, Inc.
By: /s/ Keith A. Goldan
Keith A. Goldan
Chief Financial Officer
Date: November 16, 2021